Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-31595, No. 333-47123, and No. 333-113246) and on Form S-3 (No. 333-165541) of our reports dated October 25, 2011, relating to the financial statements of Winnebago Industries, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 27, 2011.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 25, 2011

53